Exhibit 99.1

Willdan Signs Agreement to Acquire Lime Energy

ANAHEIM, Calif.—(BUSINESS WIRE)—Willdan Group, Inc. (NASDAQ: WLDN) and Lime Energy Co. (“Lime Energy”) announced today that Willdan has signed an agreement and plan of merger (“the Merger Agreement”) to acquire all outstanding shares of Lime Energy. The total purchase price of this acquisition is $120 million in cash, subject to customary holdbacks and adjustments. Willdan expects the acquisition of Lime Energy to close during the fourth quarter of 2018.

The $120 million purchase price equates to approximately ten times Willdan’s estimate of Lime Energy’s anticipated Adjusted EBITDA for 2018, and Willdan anticipates that Lime Energy’s 2018 revenue will be approximately $145 million.

Lime Energy designs and implements direct install energy efficiency programs for utilities that target energy savings for commercial customers. Lime Energy’s programs help these businesses use less energy through the upgrade of existing equipment and installation of new, more energy efficient equipment. This service allows utilities to delay investments in transmission and distribution upgrades and new power plants, while cost-effectively complying with increasing environmental regulations. These programs benefit utilities’ customers by lowering their energy bills, improving equipment reliability, reducing maintenance costs, and improving electric grid operations. Lime Energy has delivered energy efficiency programs for 10 of the 25 largest electric utilities and five of the 10 largest municipal utilities in the U.S.

Willdan believes the acquisition of Lime Energy will further expand Willdan’s presence in the energy services market and enhance Willdan’s offerings. The acquisition of Lime Energy will provide Willdan the opportunity to diversify Willdan’s geographical presence, including in the southeastern and mid-Atlantic regions of the United States where Willdan currently has limited operations. The transaction will also expand Willdan’s utility customer base, as Lime Energy delivers energy efficiency programs to some of the largest electric utilities that are not currently Willdan’s clients. In addition, Willdan believes that the acquisition of Lime Energy will better position Willdan to take advantage of the anticipated upcoming expansions in energy efficiency budgets and contracts in California and the Northeastern United States.

Willdan will host a question and answer session by conference call to discuss the transaction on Tuesday, October 9, 2018, at 4:30 p.m. Eastern/1:30 p.m. Pacific).  Interested parties may participate in the conference call by dialing 877-260-1479 and providing conference ID 5792163.  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events and the replay will be archived for at least 12 months.  The telephonic replay of the conference call may be accessed following the call by dialing 888-203-1112, conference ID 5792163.  The replay will be available through October 23, 2018.

Willdan also announced today that it has entered into a new credit agreement with a syndicate of BMO Harris Bank, N.A. (“BMO”) and MUFG Union Bank as lenders and with BMO as administrative agent.  The new credit facility provides for up to a $90 million delayed draw senior secured term loan, subject to certain conditions that must be satisfied prior to any borrowings (including the completion of the acquisition of Lime Energy), and a $30 million senior secured revolving credit facility, each maturing on October 1, 2023.  The new credit facilities replace Willdan’s existing credit agreement with BMO, which has been in place in various forms since 2014.

The descriptions of the Merger Agreement and new credit agreement above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the new credit facilities, which will be filed as Exhibits 2.1 and 10.1, respectively, to Willdan’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission today.

About Willdan

Willdan is a nationwide provider of professional technical and consulting services to utilities, government agencies, and private industry.  Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: Willdan’s ability to complete its pending acquisition of Lime Energy and, if completed, to obtain the anticipated benefits therefrom, Willdan’s ability to draw under the delayed draw senior secured term loan in connection with the new credit facilities, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy efficiency services market, changes in state, local, and regional economies and government budgets, Willdan’s ability to win new contracts, to renew existing contracts (including with Willdan’s two largest customers and, if the acquisition of Lime Energy is completed, the two largest customers of Lime Energy) and to compete effectively for contract awards through bidding processes and Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy.  Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s reports filed with the SEC, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 29, 2017 and the Current Report on Form 8-K to be filed with the Securities and Exchange Commission SEC on October 3, 2018, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the SEC.  Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Use of Non-GAAP Financial Measures

The anticipated “Adjusted EBITDA” of Lime Energy for fiscal year 2018, as used in this press release, is a financial measure not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Willdan defines Adjusted EBITDA of Lime Energy as net income (loss) plus interest expense (income), income tax expense (benefit), depreciation and amortization, stock-based compensation expense, and (loss) gain from change in derivative liability. Willdan’s management uses Adjusted EBITDA to evaluate operating performance and compare the results of operations from period to period and against peers without regard to financing methods, capital structure and non-operating expenses.

Adjusted EBITDA of Lime Energy has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP. Willdan’s definition of Adjusted EBITDA of Lime Energy may also differ from those of many companies reporting similarly named measures or from similarly named measures that Willdan has previously disclosed. Willdan believes Adjusted EBITDA of Lime Energy is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-operational items from operational results, which may facilitate comparison of its results from period to period. Willdan is unable to provide a reconciliation of the anticipated Adjusted EBITDA of Lime Energy for fiscal year 2018 to the anticipated net income of Lime Energy for fiscal year 2018 without unreasonable efforts because of the unpredictability of adjustments to net income, such as interest rates and interest expense, and the tax effect of the items excluded from Adjusted EBITDA. It is also difficult to estimate certain discrete tax items, like the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

Contacts

Willdan Group, Inc.
Stacy McLaughlin
Chief Financial Officer
714-940-6300
smclaughlin@willdan.com
or
Investor/Media Contact
Financial Profiles, Inc.
Tony Rossi, 310-622-8221
trossi@finprofiles.com